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                                                                    EXHIBIT 99.1

                        [FORM OF PROXIM, INC. PROXY CARD]

                                  PROXIM, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 23, 2001

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF PROXIM, INC.

The undersigned hereby appoints David C. King and Keith E. Glover, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Proxim, Inc. and at any adjournments of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at 9:00 a.m. Pacific time on March 23, 2001 at 510 DeGuigne Drive, Sunnyvale, California 94085.

                 THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS
                   RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 1

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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     1.   TO APPROVE THE ISSUANCE OF PROXIM, INC. COMMON STOCK PURSUANT TO AN
AGREEMENT AND PLAN OF REORGANIZATION IN WHICH ALK ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF PROXIM, INC., WILL MERGE WITH AND INTO NETOPIA, INC. AND AS A RESULT OF WHICH, NETOPIA, INC. STOCKHOLDERS WILL BECOME STOCKHOLDERS OF PROXIM, INC. IN THE MERGER, HOLDERS OF OUTSTANDING SHARES OF NETOPIA, INC. COMMON STOCK WILL RECEIVE 0.3 SHARES OF PROXIM, INC. COMMON STOCK FOR EACH SHARE OF NETOPIA, INC. COMMON STOCK THEY HOLD.

          [  ]  FOR           [  ]  AGAINST        [  ]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or at any postponements or adjournments of the special meeting.

Signature(s)                                           Date:              , 2001
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Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

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